Exhibit 99.1

Contacts:	Jay Brown, CFO
Fiona McKone, VP — Finance
Crown Castle International Corp.
713-570-3050
FOR IMMEDIATE RELEASE
CROWN CASTLE INTERNATIONAL
REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS
February 24, 2009 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter and year ended December 31, 2008.
“We had an excellent fourth quarter and full year 2008, exceeding our previously provided outlook for site rental gross margin, Adjusted EBITDA and recurring cash flow,” stated Ben Moreland, President and Chief Executive Officer of Crown Castle. “Despite current economic conditions, leasing demand for our towers remains strong and consistent with levels experienced in 2007 and 2008, fueled by the continued demand for voice and 3G data services and the continued migration from landlines to wireless. As reflected in recent announcements by some of our largest customers, wireless communications, and particularly the wireless data market, continue to resist underlying economic trends, as evidenced by year-over-year growth in data revenues. Data revenues continue to be of increasing importance to the carriers and our results indicate that we are well-positioned to take advantage of this trend in wireless communications.”
CONSOLIDATED FINANCIAL RESULTS
Site rental revenues for fourth quarter 2008 increased $17.5 million, or 5%, to $355.0 million from $337.5 million for the same period in the prior year. Adjusting for the impact of the 24% decrease in the Australian dollar to US dollar exchange rate from fourth quarter 2007 to fourth quarter 2008, site rental revenue grew 7%. Site rental gross margin, defined as site rental revenues less site rental cost of operations, increased 7% to $240.8 million, up $16.0 million in the fourth quarter of 2008 from $224.8 million in the same period in 2007. Adjusted EBITDA for fourth quarter 2008 increased $16.2 million, or 8%, to $225.4 million, up from $209.2 million for the same period in 2007. On a currency-adjusted basis, both site rental gross margin and Adjusted EBITDA grew 9% in the fourth quarter of 2008 compared to the same quarter in 2007.

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Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, increased from $110.9 million in the fourth quarter of 2007 to $125.1 million for the fourth quarter of 2008, up 13%, or 15% on a currency-adjusted basis. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.44 in the fourth quarter of 2008 compared to $0.39 in the fourth quarter of 2007, an 11% increase, or 14% on a currency-adjusted basis.
Net loss was $63.8 million for the fourth quarter of 2008 compared to a net loss of $80.2 million for the same period in 2007. Net loss after deduction of dividends on preferred stock was $69.0 million in the fourth quarter of 2008, compared to a loss of $85.4 million for the same period in 2007. Fourth quarter 2008 net loss per share was $0.24, compared to a net loss per share of $0.30 in the fourth quarter of 2007.
Site rental revenues for full year 2008 increased 9% to $1.403 billion, up $116.1 million from $1.286 billion for full year 2007. The comparisons between full year 2008 and full year 2007 results were not materially impacted by the Australian dollar to US dollar exchange rate. Site rental gross margin for full year 2008 increased 12% to $946.4 million, up $103.3 million from $843.1 million for full year 2007. Adjusted EBITDA for full year 2008 increased $108.5 million, or 14%, to $867.1 million, up from $758.6 million for full year 2007.
Recurring cash flow increased $100.9 million, or 26%, from $385.1 million for full year 2007 to $485.9 million for full year 2008. Recurring cash flow per share was $1.72 in full year 2008 compared to $1.38 for full year 2007.
Net loss was $48.9 million for full year 2008 compared to a net loss of $222.8 million for full year 2007. Net loss after deduction of dividends on preferred stock was $69.7 million for full year 2008, compared to a net loss of $243.6 million for full year 2007. Full year 2008 net loss per share was $0.25 compared to a net loss per share of $0.87 for full year 2007.

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SEGMENT RESULTS
US site rental revenues for the fourth quarter of 2008 increased $22.5 million, or 7%, to $339.3 million, compared to fourth quarter 2007 US site rental revenues of $316.8 million. US site rental gross margin increased 9%, or $19.9 million, in fourth quarter 2008 to $230.0 million from $210.1 million in the same period in 2007.
Crown Castle’s fourth quarter Australia operations were negatively impacted by the approximately 24% decline in the Australian dollar to US dollar exchange rate from the fourth quarter of 2007 to the fourth quarter of 2008. Revenues from Australia represented approximately 6% of total consolidated revenues in 2008. On a currency-adjusted basis and before a non-recurring payment of $1.8 million that was received in the fourth quarter of 2007, Australia site rental revenues and site rental gross margin for fourth quarter 2008 grew 10% over fourth quarter 2007.
INVESTMENTS AND LIQUIDITY
During the first quarter of 2009, Crown Castle issued $900.0 million of senior notes due in 2015 and extended its revolving credit facility for 364 days. The net proceeds from the notes offering will be used for general corporate purposes including the repayment or repurchase of certain outstanding indebtedness of Crown Castle’s subsidiaries. Also, during the first quarter of 2009, Crown Castle purchased $134.8 million of its Global Signal securitized notes for $125.5 million, which represents a 7% discount to the face amount of such notes. These purchases were comprised of $47.1 million face value of Global Signal securitized notes due in December 2009 (purchased for $46.5 million, including accrued interest), and $87.8 million face value of Global Signal securitized loans due in February 2011 (purchased for $79.0 million, including accrued interest). As of February 24, 2009, Crown Castle had approximately $860.0 million in cash and investments (excluding restricted cash) and $30.0 million of undrawn capacity under its revolving credit facility.
“We are very pleased to have successfully accessed the credit markets to both extend our revolving credit facility and issue the senior notes, particularly in this difficult credit environment,” stated Jay Brown, Chief Financial Officer of Crown Castle. “The proceeds of the notes offering, together with the significant cash flow generated by our business and the substantial reduction in our discretionary capital expenditures, allow us to both repay the $411.0 million of debt maturities due in the next twelve months and considerably reduce our future refinancing requirements. As anticipated, during the fourth quarter of 2008, we reduced capital expenditures on land and new tower construction by $50.0 million, or 44%, compared to third quarter 2008, completing the majority of our in-process projects. Further, based on our current expectations, we believe 2009 expenditures on land and new tower construction will be approximately 90% lower than 2008 levels.”

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During the fourth quarter of 2008, Crown Castle invested $108.0 million in capital expenditures comprised of $12.2 million of sustaining capital expenditures and $95.8 million of revenue generating capital expenditures, of which $36.8 million was spent on land purchases, $33.2 million on existing sites, and $25.8 million on the construction and acquisition of new sites.
In the fourth quarter of 2008, Crown Castle recorded an impairment charge of $32.2 million related to the decline in the market value of its FiberTower investment. As of December 31, 2008, Crown Castle’s FiberTower investment had a carrying value of $4.2 million.
In addition to the tables and information contained in this press release, Crown Castle will post supplemental information on its website at http://investor.crowncastle.com that will be discussed during its conference call tomorrow morning, Wednesday February 25, 2009.
OUTLOOK
The following Outlook tables are based on current expectations and assumptions. The Outlook tables include the increased interest expense associated with the $900 million of 9% senior notes issued in January 2009, and assume a US dollar to Australian dollar exchange rate of 0.65 US dollars to 1.00 Australian dollar for first quarter and full year 2009 Outlook. For the purposes of this Outlook, interest expense is based on run-rate interest charges, and does not assume early debt retirement prior to the maturity date, with the exception of the purchases to-date.
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).

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The following table sets forth Crown Castle’s current Outlook for the first quarter of 2009 and full year 2009:

(in millions, except per share amounts)	First Quarter 2009	Full Year 2009
Site rental revenues	$363 to $368	$1,485 to $1,500
Site rental cost of operations	$111 to $116	$465 to $475
Site rental gross margin	$250 to $255	$1,015 to $1,030
Adjusted EBITDA	$232 to $237	$925 to $945
Interest expense and amortization of deferred financing costs(a)	$103 to $108	$440 to $445
Sustaining capital expenditures	$8 to $10	$25 to $30
Recurring cash flow	$119 to $124	$455 to $475
Net income (loss) after deduction of dividends on preferred stock	$(41) to $17	$(146) to $(1)
Net income (loss) per share(b)	$(0.14) to 0.06	$(0.51) to $0.00

(a)	Inclusive of $10.8 million and $46.1 million, respectively, of non-cash expense.

(b)	Represents net income (loss) per common share, based on 285.7 million shares outstanding as of December 31, 2008.
CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Wednesday, February 25, 2009, at 10:30 a.m. eastern time to discuss fourth quarter and full year 2008 results and Crown Castle’s Outlook. Supplemental materials for the call can be found on the Crown Castle website at http://investor.crowncastle.com. Please dial 303-262-2004 and ask for the Crown Castle call at least 10 minutes prior to the start time. The conference call may also be accessed at the Internet address shown above. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Wednesday, February 25, 2009 through 11:59 p.m. eastern time on Wednesday, March 4, 2009 and may be accessed by dialing 303-590-3000 using passcode 11126071#. An audio archive will also be available on the company’s website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle owns, operates, and leases towers and other communication structures for wireless communications. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

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Summary of Non-Cash Amounts in Tower Gross Margin
In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases or rent free periods), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.
A summary of the non-cash portions of our site rental revenues, ground lease expense, stock-based compensation for those employees directly related to tower operations, net amortization of below-market and above-market leases, and resulting impact on site rental gross margins is as follows:

	For the Three Months Ended	For the Twelve Months Ended
(in thousands)	December 31, 2008	December 31, 2008
Non-cash portion of site rental revenues attributable to straight-line recognition of revenues	$9,189	$40,281
Non-cash portion of ground lease expense attributable to straight-line recognition of expenses	(9,118)	(38,171)
Stock-based compensation expenses directly related to tower operations	(249)	(935)
Net amortization of below-market and above-market leases	154	589

Non-cash impact on site rental gross margin	$(24)	$1,764

Non-GAAP Financial Measures
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.
Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, interest expense and amortization of deferred financing costs, losses on purchases and redemptions of debt, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest and other income (expense), benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense. Adjusted EBITDA is not intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).
Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. We define sustaining capital expenditures as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of our revenue generating assets and include capitalized costs related to (i) maintenance activities on our towers, (ii) vehicles, (iii) information technology equipment, and (iv) office equipment. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).
Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including other companies in the tower sector. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:
Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters and years ended December 31, 2008 and 2007 are computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(in thousands, except per share amounts)	2008	2007	2008	2007
Net income (loss)	$(63,817)	$(80,169)	$(48,858)	$(222,813)
Adjustments to increase (decrease) net income (loss):
Restructuring charges(a)	—	—	—	3,191
Asset write-down charges	7,689	1,466	16,888	65,515
Integration costs(a)	—	6,752	2,504	25,418
Depreciation, amortization and accretion	130,799	132,347	526,442	539,904
Interest expense and amortization of deferred financing costs	88,074	90,047	354,114	350,259
Net gain (loss) on interest rate swaps	40,292	—	37,888	—
Impairment of available-for-sale securities	32,151	75,623	55,869	75,623
Interest and other income (expense)	(474)	(181)	(2,143)	(9,351)
Benefit (provision) for income taxes	(17,282)	(24,334)	(104,361)	(94,039)
Minority interests	—	—	—	(151)
Stock-based compensation charges(b)	7,953	7,674	28,767	25,087

Adjusted EBITDA	$225,385	$209,225	$867,110	$758,643

Less: Interest expense and amortization of deferred financing costs	88,074	90,047	354,114	350,259
Less: Sustaining capital expenditures	12,230	8,238	27,065	23,318

Recurring cash flow	$125,081	$110,940	$485,931	$385,066

Weighted average common shares outstanding — basic and diluted	285,686	281,691	282,007	279,937

Recurring cash flow per share	$0.44	$0.39	$1.72	$1.38

(a)	Including stock-based compensation expense.

(b)	Exclusive of charges included in integration costs and restructuring charges.
Adjusted EBITDA and recurring cash flow for the quarter ending March 31, 2009 and the year ending December 31, 2009 are forecasted as follows:

	Q1 2009	Full Year 2009
(in millions)	Outlook	Outlook
Net income (loss)	$(36) to $22	$(125) to $20
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$2 to $5	$8 to $20
Acquisitions costs	$— to $1	$— to $3
Depreciation, amortization and accretion	$130 to $140	$520 to $550
Interest and other income (expense)	$(3) to $—	$(12) to $—
Net gain (loss) on interest rate swaps (a)	$(12) to $—	$(12) to $—
Interest expense and amortization of deferred financing costs(b)	$103 to $108	$440 to $445
Benefit (provision) for income taxes	$(11) to $5	$(43) to $(3)
Minority interests	—	$(1) to $—
Stock-based compensation charges	$6 to $9	$25 to $35

Adjusted EBITDA	$232 to $237	$925 to $945

Less: Interest expense and amortization of deferred financing costs(b)	$103 to $108	$440 to $445
Less: Sustaining capital expenditures	$8 to $10	$25 to $30

Recurring cash flow	$119 to $124	$455 to $475

(a)	Based on the interest rates and yield curves in effect as of February 19, 2009.

(b)	Inclusive of $10.8 million and $46.1 million, respectively, of non-cash expense.

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Other Calculations:
Sustaining capital expenditures for the quarters and years ended December 31, 2008 and December 31, 2007 is computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Capital Expenditures	$107,995	$108,747	$450,732	$300,005
Less: Revenue enhancing on existing sites	33,157	17,913	90,111	45,818
Less: Land purchases	36,842	35,016	201,255	133,032
Less: New site acquisition and construction	25,766	47,580	132,301	97,837

Sustaining capital expenditures	$12,230	$8,238	$27,065	$23,318

Site rental gross margin for the quarter ending March 31, 2009 and for the year ending December 31, 2009 is forecasted as follows:

	Q1 2009	Full Year 2009
(in millions)	Outlook	Outlook
Site rental revenues	$363 to $368	$1,485 to $1,500
Less: Site rental cost of operations	$111 to $116	$465 to $475

Site rental gross margin	$250 to $255	$1,015 to $1,030

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) leasing demand for our sites and towers, (ii) trends in wireless communications, including the migration to wireless communications and the demand for and resilience of wireless communications and 3G data services, and our ability to take advantage of such trends, (iii) the repayment, repurchase or refinancing of our debt, (iv) the use and impact of the proceeds of our 9% senior notes offering, (v) currency exchange rates, including the impact on our results, (vi) site rental revenues, (vii) site rental cost of operations, (viii) site rental gross margin, (ix) Adjusted EBITDA, (x) interest expense and amortization of deferred financing costs, (xi) capital expenditures, including expenditures on land and new towers, revenue generating expenditures and sustaining capital expenditures, (xii) recurring cash flow, including on a per share basis, (xiii) net income (loss), including on a per share basis, and (xiv) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:
•
We have a substantial amount of indebtedness, the majority, if not all, of which we anticipate refinancing or repaying within the next three years. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•	Our interest rate swaps are currently in a substantial liability position and will need to be cash settled within the next three years, which could adversely affect our financial condition.

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

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•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of, or network sharing among, any of our limited number of customers may materially decrease revenues.

•	Consolidation among our customers may result in duplicate or overlapping parts of networks, which may result in a reduction of sites and have a negative effect on revenues and cash flows.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	A wireless communications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our towers.

•	New technologies may significantly reduce demand for our towers and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to the land under our towers, our business may be adversely affected.

•	If we are unable to raise capital in the future when needed, we may not be able to fund future growth opportunities.

•
Our lease relating to our Spectrum has certain risk factors different from our core tower business, including that the Spectrum lease may not be renewed or continued, that the option to acquire the Spectrum may not be exercised, and that the Spectrum may not be deployed, which may result in the revenues derived from the Spectrum being less than those that may otherwise have been anticipated.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•
If radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We are exposed to counterparty risk through our interest rate swaps and a counterparty default could adversely affect our financial condition.

•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	December 31,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$155,219	$75,245
Restricted cash	147,852	165,556
Receivables, net of allowance for doubtful accounts	37,621	33,842
Deferred income tax assets	28,331	113,492
Prepaid expenses, deferred site rental receivables and other current assets	116,145	109,120

Total current assets	485,168	497,255
Restricted cash	5,000	5,000
Deferred site rental receivables	144,474	127,388
Available-for-sale securities	4,216	60,085
Property and equipment, net	5,060,126	5,051,055
Goodwill	1,983,950	1,970,501
Other intangible assets, net	2,551,332	2,676,288
Deferred financing costs and other assets, net of accumulated amortization	127,456	100,561

	$10,361,722	$10,488,133

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$33,808	$37,366
Deferred rental revenues and other accrued liabilities	281,794	249,136
Interest rate swaps	52,539	3,985
Short-term debt and current maturities of long-term debt	466,217	81,500

Total current liabilities	834,358	371,987
Long-term debt, less current maturities	5,630,527	5,987,695
Deferred income tax liability	40,446	281,259
Interest rate swaps	488,632	61,356
Other liabilities	337,168	305,127

Total liabilities	7,331,131	7,007,424
Minority interests	—	—
Redeemable preferred stock	314,726	313,798
Stockholders’ equity	2,715,865	3,166,911

	$10,361,722	$10,488,133

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December,
	2008	2007	2008	2007
Net revenues:
Site rental	$355,019	$337,543	$1,402,559	$1,286,468
Network services and other	37,003	37,620	123,945	99,018

Total net revenues	392,022	375,163	1,526,504	1,385,486

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	114,239	112,718	456,123	443,342
Network services and other	21,680	22,258	82,452	65,742

Total costs of operations	135,919	134,976	538,575	509,084

General and administrative	38,671	38,636	149,586	142,846
Restructuring charges	—	—	—	3,191
Asset write-down charges	7,689	1,466	16,888	65,515
Integration costs	—	6,752	2,504	25,418
Depreciation, amortization and accretion	130,799	132,347	526,442	539,904

Operating income (loss)	78,944	60,986	292,509	99,528
Interest expense and amortization of deferred financing costs	(88,074)	(90,047)	(354,114)	(350,259)
Net gain (loss) on interest rate swaps	(40,292)	—	(37,888)	—
Impairment of available-for-sale securities	(32,151)	(75,623)	(55,869)	(75,623)
Interest and other income (expense)	474	181	2,143	9,351

Income (loss) from continuing operations before income taxes and minority interests	(81,099)	(104,503)	(153,219)	(317,003)
Benefit (provision) for income taxes	17,282	24,334	104,361	94,039
Minority interests	—	—	—	151

Net income (loss)	(63,817)	(80,169)	(48,858)	(222,813)
Dividends on preferred stock	(5,202)	(5,201)	(20,806)	(20,805)

Net income (loss) after deduction of dividends on preferred stock	$(69,019)	$(85,370)	$(69,664)	$(243,618)

Net income (loss) per common share — basic and diluted	$(0.24)	$(0.30)	$(0.25)	$(0.87)

Weighted average common shares outstanding — basic and diluted	285,686	281,691	282,007	279,937

Adjusted EBITDA	$225,385	$209,225	$867,110	$758,643

Stock-based compensation expenses:
Site rental cost of operations	$249	$109	$935	$396
Network services and other cost of operations	281	98	870	371
General and administrative	7,423	7,467	26,962	24,320
Restructuring charges	—	—	—	2,377
Integration costs	—	—	—	790

Total	$7,953	$7,674	$28,767	$28,254

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Twelve Months Ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(48,858)	$(222,813)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	526,442	539,904
Amortization of deferred financing costs and other non-cash interest	24,830	23,913
Stock-based compensation expense	25,896	23,542
Asset write-down charges	16,888	65,515
Deferred income tax (benefit) provision	(113,557)	(98,914)
Income (expense) from forward-starting interest rate swaps	34,111	—
Impairment of available-for-sale securities	55,869	75,623
Other adjustments, net	(1,787)	(1,331)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	77,106	13,561
Decrease (increase) in assets	(83,939)	(68,645)

Net cash provided by (used for) operating activities	513,001	350,355

Cash flows from investing activities:
Proceeds from disposition of property and equipment	1,855	3,664
Payments for acquisitions (net of cash acquired) of businesses	(27,736)	(494,352)
Capital expenditures	(450,732)	(300,005)
Other	—	(755)

Net cash provided by (used for) investing activities	(476,613)	(791,448)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	650,000
Proceeds from issuance of capital stock	8,444	31,176
Principal payments on long-term debt	(6,500)	(4,875)
Purchases and redemptions of long-term debt	(282)	—
Purchases of capital stock	(44,685)	(729,811)
Borrowings under revolving credit agreements	94,400	75,000
Payments for financing costs	(1,527)	(9,108)
Net decrease (increase) in restricted cash	17,745	(33,089)
Dividends on preferred stock	(19,878)	(19,879)
Return of capital to minority interest holders of CCAL	—	(37,196)

Net cash provided by (used for) financing activities	47,717	(77,782)

Effect of exchange rate changes on cash	(4,131)	1,404
Net increase (decrease) in cash and cash equivalents	79,974	(517,471)
Cash and cash equivalents at beginning of period	75,245	592,716

Cash and cash equivalents at end of period	$155,219	$75,245

Supplemental disclosure of cash flow information:
Interest paid	$330,491	$324,605
Income taxes paid	6,582	4,218

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
(dollars in thousands)

	Quarter Ended 3/31/08			Quarter Ended 6/30/08			Quarter Ended 9/30/08			Quarter Ended 12/31/08
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$323,748	$21,285	$345,033	$328,952	$19,571	$348,523	$332,715	$21,269	$353,984	$339,262	$15,757	$355,019
Services	23,834	1,754	25,588	27,016	3,974	30,990	27,972	2,392	30,364	34,570	2,433	37,003

Total Revenues	347,582	23,039	370,621	355,968	23,545	379,513	360,687	23,661	384,348	373,832	18,190	392,022

Operating Expenses
Site Rental	106,432	5,948	112,380	107,474	6,272	113,746	109,757	6,001	115,758	109,233	5,006	114,239
Services	17,359	1,052	18,411	20,320	1,500	21,820	18,878	1,663	20,541	20,803	877	21,680

Total Operating Expenses	123,791	7,000	130,791	127,794	7,772	135,566	128,635	7,664	136,299	130,036	5,883	135,919

General & Administrative	31,032	3,954	34,986	33,845	4,647	38,492	33,220	4,217	37,437	35,342	3,329	38,671

Add: Stock-Based Compensation	5,418	737	6,155	6,622	937	7,559	6,346	754	7,100	7,510	443	7,953

Adjusted EBITDA	$198,177	$12,822	$210,999	$200,951	$12,063	$213,014	$205,178	$12,534	$217,712	$215,964	$9,421	$225,385

	Quarter Ended 3/31/08			Quarter Ended 6/30/08			Quarter Ended 9/30/08			Quarter Ended 12/31/08
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	67%	72%	67%	67%	68%	67%	67%	72%	67%	68%	68%	68%
Services	27%	40%	28%	25%	62%	30%	33%	30%	32%	40%	64%	41%

Adjusted EBITDA Margin	57%	56%	57%	56%	51%	56%	57%	53%	57%	58%	52%	57%
Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
(dollars in thousands)

	Quarter Ended
	3/31/2008	6/30/2008	9/30/2008	12/31/2008
Net income (loss)	$(13,173)	$60,339	$(32,207)	$(63,817)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	1,304	4,993	2,902	7,689
Integration costs	2,504	—	—	—
Depreciation, amortization and accretion	132,033	131,896	131,714	130,799
Interest and other income (expense)	(2,310)	(206)	847	(474)
Net gain (loss) on interest rate swaps	—	—	(2,404)	40,292
Interest expense, amortization of deferred financing costs	89,145	88,757	88,138	88,074
Impairment of available-for-sale securities	—	—	23,718	32,151
Benefit (provision) for income taxes	(4,659)	(80,324)	(2,096)	(17,282)
Stock-based compensation	6,155	7,559	7,100	7,953

Adjusted EBITDA	$210,999	$213,014	$217,712	$225,385

CCI FACT SHEET Q4 2007 to Q4 2008
dollars in thousands

	Q4 ’07		Q4 ’08		% Change
CCUSA
Site Rental Revenues	$316,750		$339,262		7%
Ending Sites	22,405		22,489		0%

CCAL
Site Rental Revenues	$20,793		$15,757		-24%
Ending Sites	1,441		1,590		10%

TOTAL CCIC
Site Rental Revenues	$337,543		$355,019		5%
Ending Sites	23,846		24,079		1%

Ending Cash and Cash Equivalents	$75,245	*	$155,219	*

Debt
Bank Debt	$720,125		$808,025
Securitized Debt & Other Notes	$5,349,070		$5,288,719

Total Debt	$6,069,195		$6,096,744
6 1/4% Convertible Preferred Stock	$313,798		$314,726

Leverage Ratios
Net Debt / EBITDA	7.2X		6.6X
Net Debt + Preferreds / EBITDA	7.5X		6.9X
Last Quarter Annualized Adjusted EBITDA	$836,900		$901,540

*	Excludes Restricted Cash